Company Contact:      Richard Olicker
                                                     President
                                                     Steven Madden, Ltd.
                                                     (718) 446-1800

                               Investor Relations:   Cara O'Brien/Lila Sharifian
                                                     Press:  Melissa Merrill
                                                             Financial Dynamics
                                                             (212) 850-5600
FOR IMMEDIATE RELEASE
---------------------

     STEVEN MADDEN, LTD. APPOINTS AWADHESH SINHA AS CHIEF OPERATING OFFICER
        ~ Awadhesh Sinha has Served as a Director of Steven Madden, Ltd.
                              Since October 2002 ~

LONG ISLAND CITY, N.Y., June 21, 2005 - Steven Madden, Ltd. (NASDAQ: SHOO), a leading designer, wholesaler and marketer of fashion footwear for women, men, and children, today announced the appointment of Awadhesh Sinha to the position of Chief Operating Officer, effective July 1, 2005. Richard Olicker, who has served as both President and Chief Operating Officer since September 2001, will continue in his role as President of Steven Madden, Ltd.

Mr. Sinha has been a director of the Company since October 2002. In his new management role at Steven Madden, Ltd., Mr. Sinha will be responsible for improving operating efficiencies across all the Company's divisions. He will report directly to Jamieson Karson, Chairman and Chief Executive Officer. Mr. Sinha will step down from the Nominating/Corporate Governance and Audit Committees of the Board, effective immediately.

With nearly 30 years of experience in the apparel business, Mr. Sinha has particular expertise in managing all operating aspects of both wholesale and retail businesses. Most recently, Mr. Sinha served as Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures, and markets branded and non-branded children's clothing. Prior to joining WEAR ME, he worked for Salant Corporation, a company that designs, manufactures, and markets men's clothing including brands such as Perry Ellis, Ocean Pacific, Axis, and Tricots St. Raphael as well as its own private label brands. At Salant, Mr. Sinha held various positions including those of Chief Operating Officer and Chief Financial Officer and was involved in overall finance, operations, licensing, and SEC and regulatory compliance. Before Salant, Mr. Sinha held various financial and management positions with US Industries and Halston Enterprises.

Commenting on the appointment, Richard Olicker, President, said, "Awadhesh brings a wealth of operating and management expertise to our Company and we believe this will further enhance our ability to achieve our overall goals. His appointment signifies our commitment to improving various aspects of our business, driving operating efficiencies and positioning the Company for future success. I look forward to partnering with him and having the benefit of his experience as we work diligently to drive both top and bottom line growth."

"We are very pleased to introduce Awadhesh as our new Chief Operating Officer," stated Jamieson Karson, Chairman and Chief Executive Officer. "As a longstanding director of Steven Madden, Ltd., Awadhesh has had the opportunity to get to know our business intimately and he is therefore well positioned to contribute immediately in his new management role. We believe that providing additional breadth and depth to our senior management team further demonstrates our commitment to growing the Company, improving the profitability of our various divisions, expanding and diversifying the business, and positioning Steven Madden, Ltd. for long-term success."

Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men, and children. The shoes are sold through Steve Madden retail stores, department stores, apparel and footwear specialty stores, and on-line at www.stevemadden.com. The Company has several licenses for the Steve Madden and Stevies brands, including eyewear, hosiery, and belts, owns and operates two retail stores under its Steven brand, and is the licensee for l.e.i Footwear, Candie's Footwear, and UNIONBAY Men's Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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